Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Uni-Pixel, Inc. and subsidiaries:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-181656, 333-187975 and 333-203691) and Form S-8 (Nos. 333-146473, 333-167332, 333-176850, 333-188531, 333-207959 and 333-214502) of Uni-Pixel, Inc., of our report dated March 30, 2017 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ PMB Helin Donovan
PMB Helin Donovan

Austin, TX
March 30, 2017